Exhibit 24

                   Mafco Holdings Inc./GSB Private SAILS


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Terms and Conditions for Private SAILS

                 Sellers:                           Mafco Holdings Inc. ("Parent") and GSB Investments Corp., an
                                                    indirect wholly-owned subsidiary of Parent ("Subsidiary", and each of Parent and Subsidiary, a "Seller").

                 Purchaser:                         Credit Suisse First Boston International.

                 Agent:                             Credit Suisse First Boston Corporation.

                 Calculation Agent:                 Credit Suisse First Boston International or an affiliate
                                                    thereof. All determinations and calculations of the
                                                    Calculation Agent shall be made in good faith and in a
                                                    commercially reasonable manner.

                 Issue:                             SAILS (Shared Appreciation Income Linked Securities)
                                                    Mandatorily Exchangeable Securities Contract (the
                                                    "Contract"), maturing on the Maturity Date, relating to
                                                    the Underlying Shares.  The Contract may be executed in
                                                    one or more tranches (each, a "Tranche").

                 Underlying Shares:                 Up to 1,000,000 shares of Common Stock, par value $1.00
                                                    per share (the "Common Stock"), of Golden State Bancorp
                                                    Inc. (the "Issuer").

                 Aggregate Contract Price:          For any Tranche, an amount equal to the product of (a)
                                                    the Issue Price for such Tranche and (b) the Base Amount
                                                    for such Tranche.

                 Base Amount:                       For any Tranche, the number of shares of Common Stock
                                                    underlying the transaction contemplated hereby hedged by
                                                    the number of shares of Common Stock (the "Hedge Shares"
                                                    with respect to such Tranche) sold by Purchaser in
                                                    connection with its initial hedge of its exposure to the
                                                    transactions contemplated hereby during the period from
                                                    and including the Issue Date immediately preceding the
                                                    Issue Date for such Tranche (or if there is no preceding
                                                    Issue Date, the date hereof) to but excluding the Issue
                                                    Date for such Tranche.

                 Issue Price:                       For any Tranche, the average price per share at which
                                                    Purchaser sells the Hedge Shares with respect to such
                                                    Tranche.

                 Final Issue Date:                  The date of completion of Purchaser's initial hedging
                                                    activities in connection with the transactions contemplated hereby (which shall in no event be later than January 7, 2002).

                 Issue Date:                        Each of the following shall be an Issue Date with respect to a
                                                    Tranche: (i) the Final Issue Date and (ii) any business day on or prior to the Final Issue Date if (A) such day is designated as an Issue Date by Sellers upon three business days' written notice to Purchaser and (B) such day is the first business day following the 29th calendar day after the Issue Date
                                                    immediately preceding such day (or if there is no preceding
                                                    Issue Date, the Closing Date).

                 Closing Date:                      For any Tranche, three business days following the Issue
                                                    Date for such Tranche.

                 Maturity Date:                     For any Tranche, eighteen months following the initial
                                                    Closing Date.

                 Maturity Price:                    The average closing price per share of Common Stock on the first 20 trading days beginning 30 Exchange Business Days (days when the national exchange on which the Common Stock is listed or quoted is scheduled to be open) prior to the Maturity Date.

                 Threshold Price:                   For any Tranche, 140% of the Issue Price for such Tranche.

                 Proceeds Amount:                   For any Tranche, 81.55% of the Aggregate Contract Price for
                                                    such Tranche. The Proceeds Amount shall be paid by Purchaser to
                                                    Subsidiary on the Closing Date for such Tranche.

                 Settlement:                        On the Maturity Date, Sellers will deliver to Purchaser an aggregate number of freely transferable shares of Common Stock
                                                    (or cash with an equal value) equal to the sum of the Contract
                                                    Share Amounts for each Tranche.

                 Contract Share Amount:             For any Tranche, the product of (a) the Base Amount for
                                                    such Tranche and (b) the Exchange Rate for such Tranche.

                 Exchange Rate:                     The Exchange Rate for each Tranche will be equal to:

                                                    (a)  if the Maturity Price is less than or equal to the Issue
                                                         Price for such Tranche, one;

                                                    (b)  if the Maturity Price is greater than the Issue Price for such Tranche but less than or equal to the Threshold Price for such Tranche, the quotient of such Issue Price divided by the Maturity Price; and

                                                    (c)  if the Maturity Price is greater than the Threshold Price for such Tranche, one minus a fraction, the numerator of
                                                         which is equal to the excess of such Threshold Price over
                                                         the Issue Price for such Tranche and the denominator of
                                                         which is equal to the Maturity Price.

                 Early Termination:                 At any time on or after the date six months following the final
                                                    Closing Date, each Tranche shall be subject to termination in whole or in part at the option of Sellers, upon 35 Exchange
                                                    Business Days' notice, at a price equal to Purchaser's
                                                    replacement cost for the terminated portion of such Tranche, as determined by the Calculation Agent.

                 Adjustments:                       The Base Amount, the Issue Price, the Threshold Price and other variables relevant to the settlement of each Tranche shall be subject to adjustment if the Issuer (i) subdivides,
                                                    consolidates or reclassifies the Common Stock, (ii) pays a dividend or distribution of Common Stock, rights, warrants or other assets on the Common Stock, (iii) pays a cash dividend
                                                    (other than an Ordinary Cash Dividend) on the Common Stock,
                                                    (iv) makes a call in respect of Common Stock not fully paid,
                                                    (v) repurchases Common Stock or (vi) takes any similar action, in each case, which action has a diluting or concentrative effect on the theoretical value of the Common Stock; provided that in the case of clause (iii) above, any such adjustment shall be made to variables other than the Base Amount.

                                                    In the event of (a) a consolidation or merger of the Issuer,
                                                    (b) any sale, transfer, lease or conveyance of the property of the Issuer as an entirety or substantially as an entirety, (c)
                                                    any statutory exchange of securities of the Issuer or (d) any liquidation, dissolution or winding up of the Issuer, then:

                                                    (i)  if the successor to the Issuer is a publicly-traded entity with a public float as large as or larger than the Issuer
                                                         immediately prior to such event, so long as the
                                                         consideration received by holders of Common Stock does not consist solely of non-stock consideration, Purchaser will
                                                         be entitled to receive (A) on the Maturity Date the number of shares of common stock of such successor represented by the shares of Common Stock that otherwise would have been
                                                         deliverable and (B) a cash payment on the date of the
                                                         closing of such event (the "Reorganization Termination
                                                         Date") equal to the replacement value, as determined by
                                                         the Calculation Agent, of the percentage of each Tranche
                                                         equal to the percentage of non-stock consideration (as a
                                                         percentage of the total consideration) received in such
                                                         event; or

                                                    (ii) in any other case, the Maturity Date will be accelerated to the Reorganization Termination Date so that Purchaser
                                                         will receive on the Reorganization Termination Date its
                                                         replacement value for each Tranche, as determined by the
                                                         Calculation Agent, payable in cash or any freely
                                                         transferable securities received by either Seller in such
                                                         event.

                 Dividend Payment:                  Sellers shall pay to Purchaser on the business day following the payment of any cash dividend (other than an Ordinary Cash
                                                    Dividend) with respect to the Common Stock (the "Dividend
                                                    Payment Date") an amount in cash equal to the product (the
                                                    "Dividend Payment Amount") of (i) the per share amount of such dividend and (ii) the sum of the Base Amounts for each Tranche on the ex-dividend date for such dividend.

                 Ordinary Cash Dividends:           For any given quarterly fiscal period, cash dividends paid in respect of the Common Stock during such period, but only to the extent that the aggregate amount of cash dividends paid during such period does not exceed $0.10 per share.

                 Collateral Arrangements:           Subsidiary shall deposit on the Closing Date for each Tranche, and shall maintain on and after such Closing Date, in a
                                                    Collateral Account with Purchaser a number of shares of Common
                                                    Stock free and clear of any liens or transfer restrictions
                                                    (other than restrictions on transfer imposed by the Securities
                                                    Act of 1933, as amended (the "Securities Act")) equal to Base
                                                    Amount for such Tranche, to secure the obligations of Sellers in respect of such Tranche. Immediately upon payment of the
                                                    Proceeds Amount, Sellers shall deliver to Purchaser any
                                                    documents as Purchaser may reasonably request to evidence that such shares have been delivered free and clear of any such liens or transfer restrictions.

                                                    Upon the consent of Seller, Purchaser may borrow or otherwise rehypothecate Common Stock from the Collateral Account;
                                                    provided that any such borrowing or rehypothecation shall be effected such that this provision will satisfy the requirements of a securities lending transaction under Section 1058 of the
                                                    Internal Revenue Code of 1986, as amended. The Collateral
                                                    Agreement will include standard provisions for dividends and voting, including the loss of voting rights with respect to any shares actually borrowed or rehypothecated by Purchaser. Upon the early termination of any Tranche by Sellers, a
                                                    corresponding number of shares will be returned to Subsidiary and will cease to be security.

                                                    Subsidiary shall have the right at any time during the term of the Contract to substitute for all (but not less than all) of the Common Stock pledged as collateral (the "Share Collateral")
                                                    United States government securities with a value at least equal to 150% of the value of the Share Collateral, marked to market on a daily basis. Upon the substitution described in the
                                                    immediately preceding sentence, the Share Collateral shall be returned to Subsidiary and shall no longer be treated as
                                                    collateral.

                 Reimbursement Obligation:          If Sellers fail to make available (by reason of Securities Act restrictions or otherwise) at any time, a number of shares of
                                                    Common Stock equal to the sum of the Base Amounts for each
                                                    Tranche for the purpose of securities lending or hypothecation,
                                                    Sellers shall make cash payments to Purchaser from time to time in an amount sufficient to reimburse Purchaser for any costs relating to the borrowing of such shares of Common Stock during the period such unavailability exists.

                 Representations and Warranties:    Sellers represent and warrant to Purchaser that:

                                                    (a)  Each Seller is a corporation duly organized and existing in good standing under the laws of the State of Delaware;

                                                    (b)  The execution and delivery of this term sheet and the performance by each Seller of such Seller's obligations
                                                         hereunder do not violate or conflict with any provision of the certificate of incorporation or bylaws of such Seller, any law, order or judgment applicable to such Seller or
                                                         any of such Seller's assets or any contractual restriction binding on or affecting such Seller or any of such
                                                         Seller's assets (it being understood that the existence on any date after the date hereof of factual contingencies to the effectiveness on the Closing Date for any Tranche of
                                                         any consent required to be obtained under any agreement in connection with the execution or delivery of this term
                                                         sheet or the consummation of the transactions contemplated hereby shall not be deemed to give rise to any breach of
                                                         the representation and warranty set forth in this
                                                         paragraph (b) with respect to contractual restrictions
                                                         binding on or affecting either Seller or any of such
                                                         Seller's assets);

                                                    (c)  The execution and delivery of this term sheet by each
                                                         Seller and the consummation by such Seller of the
                                                         transactions contemplated hereby have been duly authorized by all necessary corporate action;

                                                    (d)  Each Seller has duly executed this term sheet. Each
                                                         Seller's obligations under this term sheet constitute such
                                                         Seller's legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to
                                                         applicable bankruptcy, reorganization, insolvency,
                                                         moratorium or similar laws affecting creditors' rights
                                                         generally and subject, as to enforceability, to equitable
                                                         principles of general application (regardless of whether
                                                         enforcement is sought in a proceeding in equity or at
                                                         law));

                                                    (e)  Each Seller is acting for such Seller's own account, and has made such Seller's own independent decision to enter
                                                         into this transaction and as to whether this transaction
                                                         is appropriate or proper for such Seller based upon such
                                                         Seller's own judgment and upon advice of such advisors as
                                                         such Seller deems necessary. Each Seller acknowledges and
                                                         agrees that such Seller is not relying, and has not
                                                         relied, upon any communication (written or oral) of
                                                         Purchaser or any affiliate, employee or agent of Purchaser with respect to the legal, accounting, tax or other
                                                         implications of this transaction and that such Seller has
                                                         conducted such Seller's own analyses of the legal,
                                                         accounting, tax and other implications hereof; it being
                                                         understood that information and explanations related to
                                                         the terms and conditions of this transaction shall not be
                                                         considered investment advice or a recommendation to enter
                                                         into this transaction. Each Seller is entering into this
                                                         transaction with a full understanding of all of the terms
                                                         and risks hereof (economic and otherwise) and is capable
                                                         of evaluating and understanding (on such Seller's own
                                                         behalf or through independent professional advice), and
                                                         understands and accepts, the terms, conditions and risks.
                                                         Each Seller is also capable of assuming (financially and
                                                         otherwise), and assumes, those risks. Each Seller
                                                         acknowledges that neither Purchaser nor any affiliate,
                                                         employee or agent of Purchaser is acting as a fiduciary
                                                         for or an adviser to such Seller in respect of this
                                                         transaction;

                                                    (f)  The terms hereof have been negotiated, and the
                                                         transactions contemplated hereby shall be executed, on an
                                                         arm's length basis;

                                                    (g)  Neither Seller is and, after giving effect to the
                                                         transactions contemplated hereby, neither Seller will be
                                                         an "investment company", as such term is defined in the
                                                         Investment Company Act of 1940, as amended (the "1940
                                                         Act"), that is required to be registered under the 1940
                                                         Act;

                                                    (h)  Neither Seller nor any person who would be considered to be the same "person" (as such term is used in Rule
                                                         144(a)(2) under the Securities Act) as it has sold any
                                                         shares of Common Stock or hedged any long position in the
                                                         Common Stock at any time during the preceding three
                                                         months, except for the private SAILS transactions executed with purchaser on September 28, 2001 and October 19, 2001;

                                                    (i)  Subsidiary's holding period (calculated in accordance with
                                                         Rule 144(d) under the Securities Act) with respect to the
                                                         shares of Common Stock pledged to Buyer pursuant to the
                                                         terms set forth under "Collateral Arrangements" above
                                                         commenced at least one year prior to the date hereof;

                                                    (j)  Neither Seller is in possession of any material non-public information regarding the Issuer; and

                                                    (k)  Each Seller has total assets exceeding $10,000,000.

                                                    Purchaser represents and warrants to Sellers that:

                                                    (a)  Purchaser is a company duly organized and existing in good standing under the laws of the jurisdiction of
                                                         incorporation;

                                                    (b)  The execution and delivery of this term sheet and the performance by Purchaser of Purchaser's obligations
                                                         hereunder do not violate or conflict with any provision of the constitutive documents of Purchaser, any law, order or judgment applicable to Purchaser or any of Purchaser's
                                                         assets or any contractual restriction binding on or
                                                         affecting Purchaser or any of Purchaser's assets;

                                                    (c)  The execution and delivery of this term sheet by Purchaser and the consummation by Purchaser of the transactions
                                                         contemplated hereby have been duly authorized by all
                                                         necessary corporate action;

                                                    (d)  Purchaser has duly executed this term sheet. Purchaser's obligations under this term sheet constitute Purchaser's
                                                         legal, valid and binding obligations, enforceable in
                                                         accordance with their respective terms (subject to
                                                         applicable bankruptcy, reorganization, insolvency,
                                                         moratorium or similar laws affecting creditors' rights
                                                         generally and subject, as to enforceability, to equitable
                                                         principles of general application (regardless of whether
                                                         enforcement is sought in a proceeding in equity or at
                                                         law));

                                                    (e)  Purchaser has total assets exceeding $10,000,000.

                                                    If, at any time during the period beginning on the date hereof and ending on the final Closing Date, any of the
                                                    representations and warranties of Sellers or Purchaser set forth above are not true, correct and complete as if made as of such time, the maker of such representation or warranty shall notify the other parties hereto as promptly as practicable.

                 Covenant of Subsidiary:            Subsidiary agrees that on the date hereof, Subsidiary shall file or cause to be filed, in the manner contemplated by Rule
                                                    144(h) under the Securities Act, a notice on Form 144 relating to the transactions contemplated hereby in form and substance acceptable to Purchaser.

                 Events of Default:                 The final documentation for each Tranche will contain customary
                                                    Events of Default, including the following:

                                                    (a)  failure to perform any covenant thereunder for 60 days after notice of breach;

                                                    (b)  in the judgment of the Calculation Agent, Purchaser is unable to hedge Purchaser's exposure to the transactions
                                                         contemplated hereby because of the lack of sufficient
                                                         shares of Common Stock (not to exceed the sum of the Base
                                                         Amounts for each Tranche) being made available for share
                                                         borrowing by lenders, including without limitation lenders identified by Sellers with whom Purchaser shall consult;

                                                    (c)  certain events of cross-default, bankruptcy, insolvency or reorganization with respect to either Seller; and

                                                    (d)  failure to deliver (i) the freely transferable shares of
                                                         Common Stock (or cash with equal value) required on any
                                                         Maturity Date, (ii) the cash amounts (or, if applicable,
                                                         freely transferable securities) required on any
                                                         Reorganization Termination Date or any date on which any
                                                         Tranche is terminated in whole or in part pursuant to the
                                                         terms set forth under "Early Termination" above or (iii)
                                                         any Dividend Payment Amount on any Dividend Payment Date.

                                                    Upon the occurrence of an Event of Default, Purchaser may
                                                    terminate any Tranche at a price (payable in Common Stock or, if Purchaser has substituted United States government
                                                    securities as collateral pursuant to the terms set forth under
                                                    "Collateral Arrangements" above, in cash) equal to Purchaser's replacement cost for such Tranche, as determined by the
                                                    Calculation Agent.

                 Capital Structure:                 The Contract will be a secured forward contract of each Seller.

                 Conditions Precedent:              If, at any time prior to the Final Issue Date, any of the
                                                    following conditions are not satisfied:

                                                    (a)  the representations and warranties of each Seller shall be true and correct as if made at such time and each Seller
                                                         shall have performed all of its obligations required to be performed by it hereunder;

                                                    (b)  any consent required to be obtained under any agreement in connection with the execution or delivery of this term
                                                         sheet or the consummation of the transactions contemplated hereby shall have been obtained and shall be in full force and effect and the conditions of any such consent shall
                                                         have been satisfied;

                                                    (c)  Sellers shall have delivered to Purchaser evidence
                                                         acceptable to Purchaser that the condition set forth in
                                                         paragraph (b) above is satisfied;

                                                    any Tranche that has not been consummated prior to such date shall be terminated and unwound and Sellers shall deliver to
                                                    Purchaser an amount in cash (the "Net Payment Amount" with respect to each such Tranche) equal to the aggregate amount of costs and expenses (including market losses) relating to the unwinding of Purchaser's hedging activities in respect of such
                                                    Tranche (provided that if such Net Payment Amount is negative,
                                                    Purchaser shall deliver to Subsidiary an amount in cash equal to the absolute value of such Net Payment Amount).

                 Conditions Precedent to Payment    The payment of the Proceeds Amount for each Tranche on
                 of the Proceeds Amount:            the Closing Date for such Tranche is subject to (a) Purchaser's legal, regulatory, credit and risk approval of the transaction,
                                                    (b) the delivery by Sellers to Purchaser of a customary
                                                    corporate opinion of nationally recognized counsel acceptable to Purchaser in form and substance acceptable to Purchaser, (c)
                                                    the truth and correctness of the representations and warranties of each Seller and the performance by each Seller of its
                                                    obligations hereunder (including without limitation the
                                                    performance of the obligations set forth under "Collateral
                                                    Arrangements" above) and under the final documentation
                                                    described under "Breakage Costs" below, (d) the receipt by
                                                    Purchaser of evidence reasonably acceptable to Purchaser that immediately upon payment of the Proceeds Amount for such
                                                    Tranche, a number of shares of Common Stock equal to the Base
                                                    Amount for such Tranche shall be delivered to Purchaser free and clear of any liens or transfer restrictions (other than restrictions on transfer imposed by the Securities Act)
                                                    pursuant to the term set forth in "Collateral Arrangements"
                                                    above and (e) the satisfaction of each condition set forth in
                                                    "Conditions Precedent" above.

                 Breakage Costs:                    The parties expect to execute final documentation relating to each Tranche after Purchaser has completed its hedging
                                                    activities in connection with such Tranche. If (i) Sellers fail to fulfill their obligations hereunder with respect to any
                                                    Tranche or any of the conditions set forth in "Conditions
                                                    Precedent to Payment of the Proceeds Amount" above or in the final documentation relating to such Tranche are not satisfied or (ii) final documentation reasonably satisfactory to
                                                    Purchaser relating to such Tranche has not been executed by
                                                    5:00 p.m., New York City time on the date six weeks following the Issue Date for such Tranche, such Tranche shall be
                                                    terminated and unwound and Sellers shall deliver to Purchaser the Net Payment Amount with respect to such Tranche (provided that if such Net Payment Amount is negative, Purchaser shall deliver to Subsidiary an amount in cash equal to the absolute value of such Net Payment Amount). Notwithstanding any
                                                    provision hereof to the contrary, if on the Closing Date for any Tranche, Sellers are unable to satisfy the conditions to any consent required to be obtained in order for Sellers to perform their obligations hereunder, Sellers may elect to
                                                    satisfy their obligations hereunder by terminating and
                                                    unwinding such Tranche and any subsequent Tranche that has not been consummated and delivering to Purchaser the Net Payment
                                                    Amount with respect to such Tranche in lieu of the other
                                                    payments or deliveries provided herein (provided that if such
                                                    Net Payment Amount is negative, Purchaser shall deliver to
                                                    Subsidiary an amount in cash equal to the absolute value of such Net Payment Amount).

                 Assignment:                        The rights and duties hereunder and under the Contract and
                                                    Collateral Agreement may not be assigned or transferred by any party hereto or thereto without the prior written consent of the other parties hereto or thereto; provided that Purchaser may assign or transfer any of its rights or duties hereunder or thereunder with the prior written consent of each Seller (which consent shall not be unreasonably withheld).

                 Joint and Several Obligations:     The obligations of Sellers hereunder shall be joint and
                                                    several.

                 Governing Law:                     This term sheet shall be governed by and construed in
                                                    accordance with the laws of the State of New York without
                                                    reference to choice of law doctrine.


Understood and Agreed to, this 8th day of November, 2001:


MAFCO HOLDINGS INC.


By: /s/ Todd J. Slotkin
    ------------------------------
    Name:  Todd J. Slotkin
    Title: Executive Vice President
           and Chief Fnancial Officer


GSB INVESTMENTS CORP.


By: /s/ Todd J. Slotkin
    ------------------------------
    Name:  Todd J. Slotkin
    Title: Executive Vice President
           and Chief Fnancial Officer




CREDIT SUISSE FIRST BOSTON INTERNATIONAL


By: /s/ John Biggs
    -------------------------------
    Name:  John Biggs
    Title: Vice President - Legal
           and Compliance Department


By: /s/ Rita Nagpal
    --------------------------------
    Name:   Rita Nagpal
    Title:  Vice President - Legal
            and Compliance Department


CREDIT SUISSE FIRST BOSTON
   CORPORATION, as Agent


By: /s/ Joseph Vencil
    --------------------------------
    Name:  Joseph Vencil
    Title  Managing Director